UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2015, Ixia (the “Company”) received a letter (the “Nasdaq Notice”) from The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that because it had not yet filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires listed companies to timely file all required periodic financial reports with the SEC.

In a Form 12b-25 Notification of Late Filing filed with the SEC on March 2, 2015 (the “Form 12b-25”), the Company reported that it planned to file the Form 10-K with the SEC within the extension period of 15 calendar days following the original due date of March 2, 2015 (i.e., on or before March 17, 2015). The Company was, however, unable to file the Form 10-K by the extended deadline.

The Nasdaq Notice provides that the Company has 60 calendar days from the Company’s receipt thereof to submit to Nasdaq a plan to regain compliance with the Listing Rule 5250(c)(1). If such a plan is required as a result of any continuing delay in the filing of the Form 10-K, the Company intends to submit such a plan to Nasdaq. If a plan is filed and Nasdaq accepts the plan, then Nasdaq could grant the Company up to 180 days from the extended due date for filing the Form 10-K (i.e., until September 14, 2015) to regain compliance. If a plan is filed and Nasdaq does not accept the plan, then the Company would expect to have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

On March 23, 2015, the Company issued a press release announcing its receipt of the Nasdaq Notice. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Form 8-K”) and is incorporated by reference herein, except for the portion thereof that is furnished rather than filed as reported in Item 7.01 below.

Item 7.01	Regulation FD Disclosure.

In the Company’s press release issued on March 23, 2015 to announce its receipt of the Nasdaq Notice, the Company also announced that it continues to devote substantial resources to and is far along in the process of completing the Form 10-K, and that management does not anticipate that the Form 10-K will reflect any material adjustments to the Company’s previously announced preliminary financial results for the quarter and fiscal year ended December 31, 2014. The Company also announced in the press release that it expects that it will be in a position to complete and file the Form 10-K as soon as (i) the Company finalizes its 2014 financial statements and management completes its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, and (ii) the Company’s independent registered public accounting firm completes its audit of such financial statements and internal control over financial reporting. The Company further announced that, as reported in the Form 12b-25, the Company expects to disclose in the Form 10-K that its internal control over financial reporting and disclosure controls and procedures were not effective as of

December 31, 2014. The Company’s preliminary financial results for the quarter and fiscal year ended December 31, 2014 were announced in a press release issued on February 24, 2015, a copy of which is furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2015.

The information in this Item 7.01 and in the third paragraph of the press release attached hereto as Exhibit 99.1, which paragraph is incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act unless specifically stated by the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibit is filed (except for the portion thereof that is furnished as provided in Item 7.01 above) as a part of this Form 8-K:

Exhibit No.	Description

99.1	Press Release dated March 23, 2015 of the Company

Forward-Looking Statements

Certain statements made in this Form 8-K are forward-looking statements, including, without limitation, statements regarding the completion and filing of the Form 10-K and the Company’s financial results for the quarter and year ended December 31, 2014. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict, or the like. Such statements reflect our current intent, belief, and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statements are subject to a number of risks and uncertainties, and actual results may differ materially. Factors that could cause the actual results to differ materially from the results predicted include, among others, the risk that the Company, in the course of finalizing its 2014 financial statements, management, in the course of completing its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, and/or the Company’s independent registered public accounting firm, in the course of completing its audit of such financial statements and such internal control over financial reporting, identify issues and/or considerations that will affect the completion and filing of the Form 10-K, and the risk that the finalization of such financial statements and the completion of such assessment and audit, or other factors, will impact the Company’s currently expected financial results for the quarter and year ended December 31, 2014. The Company assumes no obligation to update such forward-looking statements except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: March 24, 2015	By:	/s/ Brent Novak
Brent Novak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 23, 2015 of the Company

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